                                                                      Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP

                                DECEMBER 31, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

   1.  Statement of Cash Available for Distribution for the:

                                                                                 Year Ended          Three Months Ended
                                                                              December 31, 1996       December 31, 1996
                                                                            ----------------------  ----------------------

       Net Income (Loss):                                                   $              180,000  $            (115,000)

            Add:  Consolidation of net loss of local limited partnership                    23,000                 23,000
                  Depreciation                                                              45,000                 45,000
                  Amortization                                                               4,000                  1,000
                  Equity in loss of local limited partnership                               17,000                 35,000
                  Cash from reserves                                                        55,000                 38,000
                                                                            ----------------------  ----------------------

            Cash Available for Distribution                                 $              324,000  $               27,000
                                                                            ======================  ======================

            Distributions allocated to General Partners                     $               24,000  $                2,000
                                                                            ======================  ======================

            Distributions allocated to Limited Partners                     $              300,000  $               25,000
                                                                            ======================  ======================


   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1996:

           Entity Receiving                           Form of
             Compensation                           Compensation                                           Amount
       -------------------------    ---------------------------------------------                   ----------------------

       General Partners             Interest in Cash Available for Distribution                      $            2,000

       WFC Realty Co., Inc.
       (Initial Limited Partner)    Interest in Cash Available for Distribution                      $                5